UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 28, 2014 (April 23, 2014)

On Track Innovations Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Israel
(State or Other Jurisdiction of Incorporation)

000-49877	N/A
(Commission File Number)	(IRS Employer Identification No.)

Z.H.R. Industrial Zone, P.O. Box 32, Rosh-Pina, Israel	1200000
(Address of Principal Executive Offices)	(Zip Code)

011 972 4 6868000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2014, the registrant received notice of the resignation of Richard K. Coleman, Jr. from his position as director of the registrant effective immediately. Mr. Coleman advised the registrant his decision to resign is solely for personal reasons and time considerations due to new commitments that conflicted with his position as director of the registrant, including his recent election to the board of Ciber, Inc. and his nomination as a director of Hudson Global, Inc., and did not involve any disagreement with the registrant, the registrant’s management or the Board of Directors.

In regard to his resignation from the board, Mr. Coleman commented: “I want to express my continued support of oti’s management and my firm belief in the company’s prospects for strong growth in the NFC and cashless payments markets. I’m very proud of the dramatic positive changes the company has achieved over last year. My departure makes way for nominee director William Anderson, whose strong qualifications will help guide the company to its next level of growth and development.”

Dimitrios Angelis, oti’s chairman of the board, added: “Rick has been a valuable member of our turnaround team and we wish him the best in his new endeavors. We look forward to William Anderson joining our board. He will bring significant industry expertise as we continue to grow the business and build long-term shareholder value.”

As noted in the form DEFR14A filed on April 15, 2014, oti’s board of directors has unanimously recommended the election of William C. Anderson III to serve as a second external director on the board.

Mr. Anderson is the founder and chief executive officer of AmpThink LLC, a wireless solutions company focused on building large, complex, wireless networks employing different technologies including low and high frequency RFID, wireless bridging, WiFi, near field communications and Bluetooth. AmpThink has led the delivery of networks for major events, including the last three Super Bowls and other major sports events.

Prior to AmpThink, Mr. Anderson was co-founder and chief technology officer (CTO) of Genesta, a wireless systems integrator specializing in the design and deployment of warehouse automation systems. As CTO of Genesta, Mr. Anderson helped create solutions for major clients that included Con Edison, Frito-Lay, and Sara Lee. Mr. Anderson holds a degree in Economics and Philosophy from Boston College and a Master’s degree in Management Science from The State University of New York.

Safe Harbor for Forward-Looking Statements
This filing may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Because such statements deal with future events and are based on oti's current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of oti could differ materially from those described in or implied by the statements in this filing. The forward-looking statements contained in this filing are subject to other risks and uncertainties, including those discussed in the "Risk Factors" section and elsewhere in oti's annual report on Form 10-K for the year ended December 31, 2013 and in subsequent filings with the Securities and Exchange Commission. Except as otherwise required by law, oti disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Track Innovations Ltd.

Date: April 28, 2014	By:	/s/ Ofer Tziperman
Name: Ofer Tziperman
Title: Chief Executive Officer

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